UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2009
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (404) 814-4200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
     On June 29, 2009, Novelis Inc. issued a press release reporting the company’s financial results for its year ended March 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety. A copy of investor presentation materials relating to such financial results is attached hereto as Exhibit 99.2 and is incorporated by reference herein in its entirety. The presentation materials use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flows and Pre-Tax Income (Loss) Excluding Items.
     EBITDA consists of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA for unrealized gains (losses) on change in fair value of derivative instruments, impairment of goodwill, gain on extinguishment of debt, adjustment to eliminate the share of the (losses) earnings of entities reported using the equity method of accounting, restructuring charges, acquisition related charges and certain other costs. EBITDA and Adjusted EBITDA are measures commonly used in the company’s industry, and Novelis presents EBITDA and Adjusted EBITDA to enhance understanding of the company’s operating performance. Novelis believes that EBITDA and Adjusted EBITDA are operating performance measures, and not liquidity measures, that provide investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP, and the company’s EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. One should not consider the company’s EBITDA and Adjusted EBITDA as an alternative to net income, determined in accordance with GAAP. Additionally, a form of Adjusted EBITDA, as contemplated in the company’s senior secured credit facilities and 7.25% senior notes, is used for debt covenant compliance purposes. There are additional adjustments to Adjusted EBITDA under the company’s debt arrangements that may decrease or increase adjusted EBITDA for purposes of the company’s financial covenants.
     Free Cash Flow consists of: (a) net cash provided by (used in) operating activities; (b) less dividends and capital expenditures and (c) plus or minus net proceeds from settlement of derivative instruments (which is net of premiums paid to purchase derivative instruments). Dividends include those paid by the company’s less than wholly-owned subsidiaries to their minority shareholders. Novelis believes that Free Cash Flow is relevant to investors as it provides a measure of the cash generated internally that is available for debt service and other value creation opportunities. However, Free Cash Flow is not a measurement of financial performance or liquidity under GAAP and does not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of Free Cash Flow. In addition, the company’s method of calculating Free Cash Flow may not be consistent with that of other companies.
     Pre-Tax Income (Loss) Excluding Items adjusts net income before taxes for impairment of goodwill, impairment of investment in non-consolidated affiliate, restructuring charges, unrealized gains (losses) on change in fair value of derivative instruments, gain on extinguishment of debt, and Hindalco acquisition related charges. Novelis believes that Pre-Tax Income (Loss) Excluding Items enhances the overall understanding of the company’s current financial performance. Specifically, management believes this non- GAAP financial measure provides useful information to investors by excluding or adjusting certain items, which impact the comparability of the company’s core operating results. These excluded items are not reflective of fixed costs that the company believes it will incur over the long term. This financial measure should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
     All information in the news release and the presentation materials speak as of the date thereof and the Novelis does not assume any obligation to update said information in the future. In addition, Novelis disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 2.02 of this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release, dated June 29, 2009 (furnished with the Commission as a part of this Form 8-K).

99.2	Presentation materials, dated June 29, 2009 (furnished with the Commission as a part of this Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: June 29, 2009	By:	/s/ Christopher Courts

Christopher Courts Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated June 29, 2009 (furnished with the Commission as a part of this Form 8-K).

99.2	Presentation materials, dated June 29, 2009 (furnished with the Commission as a part of this Form 8-K).